UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 10, 2006, JMAR and Colorado State University Research Foundation (CSURF) as agent for Colorado State University entered into a License Agreement for the use of CSURF's discharge pumped soft X-ray laser technology, developed under the auspices of the National Science Foundation's Engineering Research Center for Extreme Ultraviolet Science and Technology. The laser produces high-intensity radiation at a wavelength shorter than any other laser on the market today and complements JMAR's Laser Produced Plasma X-ray source that produces shorter wavelengths still. The License Agreement calls for an up-front payment of $10,000 on December 31, 2006; a royalty of 3% of net sales for the first $1 million in net sales and then 2% thereafter; and a minimum annual royalty of $10,000 starting for calendar years after the year in which the first commercial sales are made. In addition, as part of the License Agreement, the Company agreed to enter into a sponsored research agreement with CSURF valued at $64,000 to demonstrate the applicability of the technology as a nanoprobe source.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on February 13, 2006 relating to the license to JMAR of certain soft X-ray laser technology from Colorado State University Research Foundation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

February 23, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on February 13, 2006 relating to the license to JMAR of certain soft X-ray laser technology from Colorado State University Research Foundation.